ASSUMPTION REINSURANCE AGREEMENT

                                  between

                 UNIVERSAL GUARANTY LIFE INSURANCE COMPANY

                                    and

                FIRST INTERNATIONAL LIFE INSURANCE COMPANY


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                             TABLE OF CONTENTS
                                                                       Page

      ARTICLE I         DEFINITIONS                                       1

      ARTICLE II        BUSINESS ASSUMED                                  3

      ARTICLE III       ASSUMPTION CERTIFICATES                           5

      ARTICLE IV        GENERAL PROVISIONS                                7

      ARTICLE V         CONSIDERATION FOR ASSUMPTION
                          REINSURANCE                                    10

      ARTICLE VI        DUTY OF COOPERATION                              10

      ARTICLE VII       ARBITRATION                                      11

      ARTICLE VIII      INDEMNIFICATION                                  11

      ARTICLE IX        EXECUTORY CONTRACT AND INSOLVENCY-
                          SETOFF                                         12

      ARTICLE X         MISCELLANEOUS PROVISIONS                         13



                                 EXHIBITS

     A      Policyholder Notice

     B      Certificate of Assumption

     C      Notice of Objection to Assumption

                     ASSUMPTION REINSURANCE AGREEMENT

          This Assumption Reinsurance Agreement (the
     "Assumption Agreement"), is made and entered into as of September 30, 1996, by and between Universal Guaranty Life
     Insurance Company, a life insurance company (the "Company"), and First International Life Insurance Company, a life insurance company (the "Reinsurer").

          WHEREAS, the Company and the Reinsurer have entered into a Coinsurance Agreement, as of the date hereof (the "Coinsurance Agreement"), pursuant to which the Company has agreed to cede to the Reinsurer, and the Reinsurer has agreed to accept and indemnity reinsure, on a 100% coinsurance basis, all of the Reserves and Liabilities (as hereinafter defined), but not reserves for incurred but not reported claims and immediate payment of claims, arising under or with respect to the Reinsured Policies (as hereinafter defined); and

          WHEREAS, the Coinsurance Agreement provides that, upon the occurrence of certain events as specified in
     Article XVI therein, the Reinsurer shall have the right, in its sole discretion, to elect to assumption reinsure the Reinsured Policies, with a concurrent novation and complete release of the Company from any liability under such Reinsured Policies, on a state by state basis after the Effective Date upon the receipt of any and all applicable regulatory approvals and notice to relevant Policyholders followed by expiration of the applicable period with no opt out by such Policyholders or the obtaining of required consents from such Policyholders, as the case may be, under the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Reinsurer mutually agree as follows:


                                 ARTICLE I

                                DEFINITIONS

          As used in this Assumption Agreement, the following capitalized terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this
     Article I):

          "ASSUMPTION DATE" shall have the meaning set forth in Section 2.4.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in the States of New York, Ohio and Delaware are permitted or obligated by law to be closed.

          "CERTIFICATE OF ASSUMPTION" shall have the meaning set forth in Section 3.1.


          "COINSURANCE AGREEMENT" shall have the meaning set forth in the first recital hereof.

          "EFFECTIVE DATE" shall have the same meaning as in the Coinsurance Agreement.

          "EXTRA CONTRACTUAL LIABILITIES" shall have the same meaning as in the Coinsurance Agreement.

          "INSOLVENCY PROCEEDINGS" shall have the meaning set forth in Section 9.5.

          "NOTICE OF OBJECTION" shall have the meaning set forth in Section 3.1.

          "NOVATED POLICIES" means the Reinsured Policies with respect to which no rejection of assumption has been filed by a Policyholder pursuant to the terms of Section 3.2 of this Assumption Agreement (or with respect to which other applicable regulatory requirements have been met), and with respect to which the terms of Section 3.4 apply.

          "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust or other entity.

          "POLICYHOLDER" means a holder of a Reinsured
     Policy.

          "POLICYHOLDER NOTICE" shall have the meaning set forth in Section 3.1.

          "POLICY LOANS" shall have the same meaning as set forth in the Coinsurance Agreement.

          "REINSURED POLICIES" means all paid-up insurance policies, issued by the Company, that are in force on the Effective Date, except policies offered in settlement to so called "HIV" policyholders and paid-up business associated with the Company's Jr./Sr. Plan Single Premium Interest Sensitive Whole Life Policies, including, without limitation, policy loans.

          "RESERVES AND LIABILITIES" means the statutory reserves held by the Company as of the Effective Date in support of the policy liabilities arising under the Reinsured Policies and payable after the Effective Date
     (determined by reference to lines 1, 5, 7 and 8 on page 3 of its 1995 Annual Statement Blank) less Policy Loans.

          "REINSURANCE AGREEMENT" shall have the same meaning as in the Coinsurance Agreement.

                                ARTICLE II

                             BUSINESS ASSUMED

          2.1. COVERAGE. After the Effective Date and upon the terms and subject to the conditions, including Section XVI of the Coinsurance Agreement, and other provisions of this Assumption Agreement and any required governmental and regulatory consents and approvals, the Company, if requested to do so by the Reinsurer, hereby agrees to cede to the Reinsurer and the Reinsurer hereby agrees to accept and reinsure, on an assumption basis, any Reinsured Policy. Reinsurance pursuant to this Section 2.1 shall occur no less frequently than on a monthly basis until all Reinsured Policies have been assumed pursuant to the provisions of
     Article III hereunder; provided, however, that reinsurance may occur more frequently if the parties hereto agree.

          2.2. EXCLUSIONS. This Assumption Agreement does not apply to and specifically excludes from coverage any Extra Contractual Liabilities. In addition, the Reinsurer shall not assume, and shall be indemnified by the Company for, all guaranty fund assessments and premium taxes or similar charges imposed on or with respect to the Reinsured Policies to the extent that such assessments, taxes or charges are based on premiums remitted prior to the Effective Date.

          2.3. TRANSFER OF RESERVES. Notwithstanding the provisions of Section 2.1 hereof, the Reinsurer will not be deemed to have accepted and reinsured, on an assumption basis, any Reinsured Policy unless the Reserves and Liabilities underlying such Reinsured Policy shall have been ceded by the Company to the Reinsurer, and accepted by the Reinsurer, pursuant to Article II of the Coinsurance Agreement, effective as of the Effective Date.

          2.4.  ASSIGNMENT OF CEDED REINSURANCE.

               (a)  Regardless of whether reinsurance
     novation agreements are entered into between the Reinsurer and any reinsurer, the Reinsurer shall be substituted for and succeed to all of the rights and liabilities of the Company, and shall, as between the parties hereto, be recognized for all purposes as the "Company" thereunder in substitution for the Company, under any Reinsurance Agreements in effect as of the date that the provisions of
     Section 2.1 hereunder take effect (the "Assumption Date") with any reinsurer relating to the Reinsured Policies. For consideration which has already been provided for in Article IV of the Coinsurance Agreement, as of the Assumption Date, the Company shall assign, transfer and convey, and the Reinsurer shall be bound by and assume, any and all rights and obligations of the Company under any Reinsurance Agreement including amounts held by or which may become due from reinsurers for policy liabilities under the Reinsured Policies or for benefits or other amounts paid by the Company prior to the Assumption Date. The Company and the Reinsurer shall use their best efforts to effect, as promptly as possible, an endorsement to each Reinsurance Agreement substituting the Reinsurer for the Company and to amend the Ceded Reinsurance Agreement to comply with the credit for reinsurance provisions of (i) the Delaware Insurance Law and (ii) any other statute or regulation applicable to the cession of reinsurance by foreign life insurance companies. The Company agrees to enter into such endorsements and, if reasonably requested by the Reinsurer, aid the Reinsurer, at the Reinsurer's expense, in obtaining any such endorsement.

               (b)  From the Assumption Date, the Company
     hereby agrees that all amounts due the Reinsurer hereunder pursuant to the Reinsurance Agreements shall be paid directly to the Reinsurer by reinsurers and reinsurance brokers. The Company shall, if reasonably requested by the Reinsurer, aid the Reinsurer, at the Reinsurer's expense, in collection of all amounts due from reinsurers. From the Assumption Date, the collectibility of such reinsurance shall be the ultimate responsibility of the Reinsurer and shall be at the risk and for the account of the Reinsurer in the event such reinsurance is not collected.

               (c)  From the Assumption Date, the Reinsurer
     shall have full power and authority as attorney-in-fact for the Company to act for and on behalf of the Company with respect to any and all letters of credit and trust funds outstanding for the benefit of the Company pursuant to the terms of any of the Reinsurance Agreements. The Company and the Reinsurer shall, at the expense of the Reinsurer, each use their best efforts to the extent mutually agreed to be necessary, to cause the reinsurers of the Company under the Reinsurance Agreements to post replacement letters of credit or establish replacement trust funds to be issued or established directly in favor and for the benefit of the Reinsurer in the same or a greater amount and on terms equally as favorable to the Reinsurer, unless the Reinsurer shall otherwise consent. The Company agrees to transfer to the Reinsurer all funds withheld from reinsurers under the Reinsurance Agreements.


                                ARTICLE III

                          ASSUMPTION CERTIFICATES

          3.1. POLICYHOLDER NOTICES. Upon the request of the Reinsurer to reinsure, on an assumption basis, a Reinsured Policy pursuant to Section 2.1 hereof, and to the extent that the reinsurance of such Reinsured Policy is permitted or approval therefore has been granted under applicable laws, rules or regulations or positions of insurance regulatory authorities, the Reinsurer shall prepare, with the cooperation of the Company, a Policyholder notice ("Policyholder Notice"), certificate of assumption ("Certificate of Assumption") and objection form ("Objection Form"), and mail them to the Policyholder of such Reinsured Policy. Subject to regulatory requirements of the various states, the Policyholder Notices, Certificates of Assumption and Objection Forms to be delivered to Policyholders pursuant to this Section 3.1 shall be substantially in the forms attached hereto as Exhibits A, B and C, respectively.

          3.2. RIGHT TO OBJECT. Subject to regulatory requirements of the various states, the Company and the Reinsurer agree that a Policyholder will be allowed to remain a Policyholder of the Company if such Policyholder refuses to effect the assumption of its Reinsured Policy in accordance with this Article III during the applicable period set forth in the Policyholder notice, and all of the rights and obligations of the Company and the Policyholder under such Reinsured Policy and of the Company and the Reinsurer under the Coinsurance Agreement with respect to such Reinsured Policy, shall remain the same.

          3.3.  NOVATED POLICIES.  In the event that a
     Reinsured Policy defined herein as a Novated Policy is determined by applicable regulatory authorities or by judicial decision (in either case, following the exhaustion of all rights of appeal) not to have been novated, such Reinsured Policy shall, for all purposes of this Assumption Agreement, be deemed never to have been a Novated Policy. Notwithstanding the foregoing, the fact that a Reinsured Policy has not been or cannot be assumed and novated by the Reinsurer pursuant to the terms and conditions of this Assumption Agreement, for whatever reason, shall in no event cause it not to be a Reinsured Policy under the Coinsurance Agreement.

          3.4. DIRECT OBLIGATIONS. The Reinsurer shall be the successor to the Company under the Novated Policies as if the Novated Policies were direct obligations originally issued by the Reinsurer. The Reinsurer shall be substituted in the place and stead of the Company, and each Policyholder, insured or beneficiary under a Novated Policy shall disregard the Company as a party thereto and treat the Reinsurer as if it had been originally obligated thereunder. Such Persons shall have the right to file claims or take other actions under the Novated Policies on or after the effective date of such novation directly with the Reinsurer, and shall have a direct right of action for insurance liabilities reinsured thereunder against the Reinsurer, and the Reinsurer hereby consents to be subject to direct action taken by any such Persons under a Novated Policy. The Reinsurer accepts and assumes the Novated Policies subject to any and all defenses, setoffs and counterclaims to which the Company would be entitled with respect to such insurance liabilities, it being expressly understood and agreed by the parties hereto that no such defenses, setoffs or counterclaims are waived by the execution of this Assumption Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer shall be fully subrogated to all such defenses, setoffs and counterclaims.

          3.5. RELEASE OF COMPANY; INDEMNITY. Upon the consummation of the assumption reinsurance of a Reinsured Policy from the Company to the Reinsurer under this Reinsurance Agreement, the Company shall be released from any and all liability, except for Extra Contractual Liabilities, with respect to such Reinsured Policy. From and after the consummation of the assumption reinsurance of a Reinsured Policy pursuant to this Assumption Agreement, the Reinsurer agrees to indemnify the Company for any and all damages, costs and expenses, including reasonable legal counsel fees and disbursements, arising out of, based upon or relating to such Novated Policy; provided, however, that the Reinsurer shall be under no obligation to indemnify the Company for any Extra Contractual Liabilities.


                                ARTICLE IV

                            GENERAL PROVISIONS

          4.1. POLICY ADMINISTRATION. To the extent that such transfers have not already taken place pursuant to the terms and conditions of the Coinsurance Agreement, the Company agrees to cooperate fully with the Reinsurer in the transfer of all books, records, papers or any other documents relating to such Novated Policies.

          4.2. BILLING AND COLLECTIONS. Effective on the respective dates on which the novation of any Reinsured Policy is effective, the Reinsurer shall have sole responsibility for billing and collecting policy loan repayments, interest and the making of payments of dividends in respect of the Novated Policies, subject to the terms of any administrative or other agreements between the parties hereto that have been or heretofore may be entered into and the terms of agreements between the Reinsurer and its agents or subcontractors.

          4.3. MISUNDERSTANDINGS AND OVERSIGHTS. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Assumption Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party first discovering such misunderstanding or oversight, or act resulting from the misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within thirty (30) Business Days of receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Assumption Agreement.

          4.4. LITIGATION; CLAIMS. The Reinsurer shall be responsible for the handling of, and all costs and expenses, including legal fees, relating to, litigation or other claims under the Novated Policies. Notwithstanding the foregoing, the Reinsurer shall have no liability for such costs and expenses to the extent they arise out of or are based on any Extra Contractual Liabilities, and to the extent that the Reinsurer incurs any such costs or expenses, the Reinsurer shall be indemnified by the Company.

          4.5.  NON-COMPETE.  The Company shall take no
     action directly or indirectly to induce any Policyholder of a Novated Policy to terminate, reinstate, lapse or exchange such policy.

          4.6.  COMPLIANCE WITH APPLICABLE LAWS AND
     REGULATIONS.

               (a)    INTENT OF PARTIES.  It is the intention
     of the parties that this Assumption Agreement shall be interpreted in accordance with the laws as of the date of execution hereof by both parties and comply with all existing applicable state and federal laws and regulations, and as from time to time are or may be in effect, in such a way that the Reinsured Policies remain reinsured on the coinsurance plan and contingent assumption plan.

               (b) PROCEDURES TO REFLECT CHANGES IN LAWS OR REGULATIONS. In the event that it is determined by an insurance regulatory authority or the Internal Revenue Service or by either party upon the advice of an insurance regulatory authority or the Internal Revenue Service that this Assumption Agreement fails to conform to the requirements of existing applicable laws and regulations and that the Assumption Agreement may be brought into conformity with said requirements only by means of a material change to the Assumption Agreement, or in the event that such laws or regulations are changed subsequent to the Effective Date and such change has a material adverse affect on either party or requires a material change to the Assumption Agreement in order for the Assumption Agreement to conform with applicable laws and regulations, the parties shall exercise reasonable efforts to reach an agreement to amend the Assumption Agreement so as to return the parties to the economic position that they would have been in had no such change occurred or so that both parties share the economic position that they would have been in had no such change occurred or so that both parties share the economic detriment of such change equally. If the parties are unable to reach an agreement to amend the Assumption Agreement, then the differences between the parties shall be resolved through arbitration in accordance with the provisions of
     Article VII. In the event that any change required to conform the Assumption Agreement to the requirements of applicable law or regulation is not material, the Assumption Agreement shall be amended accordingly. In no event, however, shall this provision prevent either party from exercising any right it otherwise has under this Assumption Agreement. For purposes of this Section 4.6(b), the word "material" shall mean, when used with respect to (i) any change in law or regulation, or any change into the Assumption Agreement necessary to bring the Assumption Agreement into conformity with the requirements of any law or regulation; or (ii) any delay, omission, error or failure to pay amounts due or to perform any other act required under this Assumption Agreement; or (iii) any default, that the effect or effects of any of (i), (ii) or (iii) above (either individually or cumulatively) results in a deviation from a projected return under this Assumption Agreement (absent the occurrence of (i), (ii) or (III) above, either individually or cumulatively) by at least five percent (5%), measured from the first day that the occurrence of (i), (ii) or (iii) above, or series thereof, taken into account on a cumulative basis, occurred or becomes effective.

               (c) NOTIFICATION OF DISAPPROVAL OR CHANGE IN LAW. The Company shall promptly notify the Reinsurer of any disapprovals, recommended changes or statements regarding the Assumption Agreement that are made by any insurance or tax regulatory authorities and of any change in law, regulation or rulings affecting this Assumption Agreement. The Reinsurer shall be allowed to make its own defense of the Assumption Agreement with said authorities.

          4.7. RECOUPMENT AND FAILURE OF CONSIDERATION. If either party to this Assumption Agreement fails to perform this Assumption Agreement in full, then the other party has the right to suspend performance, and if the defaults cannot be cured, within one hundred and twenty (120) days following delivery of written notice from the non-defaulting party to the defaulting party, to terminate this Assumption Agreement. Alternatively, the non-defaulting party can recoup damages (including, without limitation, the amount owed plus interest from the date owed and calculated at the Chase Bank prime rate plus two points) from future settlements between the parties.


                                 ARTICLE V

                 CONSIDERATION FOR ASSUMPTION REINSURANCE

          5.1 CONSIDERATION. The consideration provided for in Article IV of the Coinsurance Agreement shall be the consideration for the assumption of the Novated Policies (as direct obligations) by the Reinsurer, and there shall be no additional consideration or premium due or payable under this Assumption Agreement.


                                ARTICLE VI

                            DUTY OF COOPERATION

          6.1.  DUTY OF COOPERATION.  Each party hereto
     shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Assumption Agreement. This duty to cooperate shall include obtaining the governmental and regulatory consents and approvals and taking the other steps necessary for the assumption of the Reinsured Policies, as described in
     Article III hereof. In addition, this duty to cooperate shall include making available any Reinsured Policy records which either party subsequently may require to resolve issues related to claims or liabilities. The Company and the Reinsurer agree to perform such additional acts and execute such additional documents and agreements as may be necessary or desirable to carry out the purposes and objectives of this Assumption Agreement; provided however, that Reinsurer shall reimburse the Company for reasonable out-of-pocket expenses incurred by the Company.

                                ARTICLE VII

                                ARBITRATION

          7.1. GENERAL. Any dispute or difference between the parties with respect to the operation or interpretation of, or arising from or relating to, this Assumption Agreement on which an amicable understanding cannot be reached shall be decided pursuant to and in accordance with the terms, conditions and procedures set forth in Article XI of the Coinsurance Agreement.

          7.2.  SURVIVAL.  This Article shall survive
     termination of this Assumption Agreement.


                               ARTICLE VIII

                              INDEMNIFICATION

          8.1. THE COMPANY. The Company hereby agrees on demand to indemnify and hold harmless the Reinsurer, and its respective officers, directors and employees from and against any and all demands, actions, proceedings, suits (by any Person) and liabilities, paid or incurred (including reasonable attorneys' fees), resulting from or arising out of the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Company contained in this Assumption Agreement.

          8.2. THE REINSURER. The Reinsurer hereby agrees to indemnify and hold harmless the Company, and its respective officers, directors and employees from and against any and all demands, actions, proceedings, suits (by any Person) and liabilities, paid or incurred (including reasonable attorneys' fees), resulting from or arising out of the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Reinsurer contained in this Assumption Agreement.

          8.3. SURVIVAL OF ARTICLE. This Article shall survive termination of this Assumption Agreement.

                                ARTICLE IX

                 EXECUTORY CONTRACT AND INSOLVENCY-SETOFF

          9.1. INSOLVENCY-SETOFF (OR OFFSET). In the event either party to the Assumption Agreement shall be the subject of insolvency proceedings ("Insolvency Proceedings") all independent debts on unrelated contracts between the parties shall be setoff to the extent:

          (a) the debt from the creditor to the insolvent arose pre-petition.

          (b) the debt from the insolvent to the creditor arose pre-petition.

          (c) the debts are mutual, meaning they are between the two parties to this Assumption Agreement, and in the same right and the same capacity.

     The cash payment due on each reinsurance agreement between the parties shall constitute the "debt" on such agreement.

          9.2.  ADEQUATE ASSURANCE.  In the event of
     Insolvency Proceedings involving the Company, the Reinsurer's future performance is conditioned on receiving adequate assurance of future performance, as defined in the Uniform Commercial Code, Section 2-206, and the Official Comments thereunder.

          9.3.  IPSO FACTO CLAUSE.  If the receiver,
     including any liquidator or rehabilitator, of one of the parties assigns the rights or delegates the duties of this Assumption Agreement, and the assignee is the subject of Insolvency Proceedings then the other party may immediately terminate the Assumption Agreement without further performance.

          9.4. EXECUTORY CONTRACT. In the event either party to the Assumption Agreement is the subject of Insolvency Proceedings the receiver of the insolvent, with respect to future account settlements, may affirm or reject the Assumption Agreement, but not affirm the rewards and reject the burdens. If this Assumption Agreement is neither affirmed nor rejected within one hundred and twenty (120) days after a party becomes the subject of Insolvency Proceedings, then the Assumption Agreement shall be deemed to be rejected.

          If either party is the subject of Insolvency
     Proceedings other than liquidation proceedings, then the other party may request adequate assurance of continued performance and the first priority administrative expense with respect to future performance prior to the time the Assumption Agreement is either affirmed or rejected, and if such is not provided, then, after one hundred and twenty
     (120) days, the other party may treat its future performance as canceled.

          9.5. INSOLVENCY PROCEEDINGS. For purposes of this Assumption Agreement the term "Insolvency Proceedings" shall include, but not be limited to, any action by a state insurance regulatory authority to place a party in, or the actual commencement of, delinquency proceedings, including conservatorship, receivership, rehabilitation, reorganization, "adjustment of debts," "voluntary supervision," or liquidation.


                                 ARTICLE X

                           MISCELLANEOUS PROVISION

          10.1. NO THIRD PARTY BENEFICIARIES. This Assumption Agreement is between the Company and the Reinsurer, and the performace of the obligations of each party under this Assumption Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurrer, or their successors or permitted assigns, have any rights, benefits or remedies under this Assumption Agreement. Until the Reinsurer has reinsured a Reinsured Policy on an assumption reinsurance basis pursuant to this Assumption Reinsurance Agreement, the Reinsurer shall not be liable to any insured, contract owner, or beneficiary under any Reinsured Policy.

          10.2. HEADINGS AND EXHIBIT. Headings used herein are inserted solely for the convenience of reference and are not a part of this Assumption Agreement and shall not affect the terms hereof. The attached Exhibits are part of this Assumption Agreement.

          10.3. NOTICES. All noteice and communications hereunder shall be in writing and sahll be deemed to have been received three (3) Business Days after mailing, or if by telefax or by hand, when received, and if by overnight mail, on the next Business Day. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications with the Reinsurer under this Assumption Agreement shall be addressed as follows:

          First International Life Insurance Company
          c/o The Guardian Life Insurance Company of America
          201 Park Avenue South
          New York, New York  10003
          Attention:  Jeremy Starr
          Telefax No.:  (212)  598-8659

          All notices and communications with the Company under this Assumption Agreement shall be directed to:

          Universal Guaranty Life Insurance Company
          5250 South Sixth Street
          Springfield, Illinois  62750-5147
          Attention:  James Melville
          Telefax No.:  (217)  786-4372

          10.4. SEVERABILITY. If any term or provision of this Assumption Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions of this Assumption Agreement shall not be affected therby; provided, however, that to the extent that such remeining portions or provisions affect the ecomomic positions of the parties hereunder, this Assumption Agreement shall be amended by the parties so as to return the parties to the economic positions that they would have been in had no such severance occurred or so that both parties share the economic detriment of such severance equally.

          10.5. ASSIGNMENT. This Assumption Agreement may not be assigned by either party without the prior written consent of the other and any attempted assignment without such consent shall be void.

          10.6. SUCCESSORS AND ASSIGNS. The provisions of this Assumption Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          10.7. EXECUTION IN CONTERPARTS. This Assumptin Agreement may be executed by the parties hereto in any number of conterparts, and by each of the parties hereto in

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     separate conterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such conterparts shall together constitute but one and the same instrument.

          10.8. AMENDMENTS. This Assumption Agreement may be amended only by written amendment hereto executed by the parties.

          10.9. WAIVER. The failure of the Company or Reinsurer to insist on strict compliance with this Assumption Agreement, or to exercise any right or remedy under this Assumptin Agreement, shall not constitute a wavier of any rights provided under this Reinsurance Agreement, nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

          10.10. INTERPRETATION. No provision of this Assumption Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted.

          10.11. ENTIRE AGREEMENT. This Assumption Agreement and the Coinsurance Agreement constitute the sole and entire agreement and understanding between the parties hereto, and supersedes all prior agreements, whether oral or written, between the parties, with respect to the subject matter hereof.

          10.12. GOVERNING LAW AND FORUM. This Assumption Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law thereof. Both parties hereby irrevocably and undonditionally submit themselves to the exclusive jurisdiction of the Courts of the State of New York for any actions, suits or proceedings of or relating to this Assumption Agreement and the transactions contemplated thereby that cannot be resolved pursuant to the provisions of Article VII hereof.

          10.13. CONFIDENTIALITY. Except as required by law or regulatory authority, neither the Company nor the Reinsurer shall publicly disclose the purchase price or other terms of the transfer proposed herein, but this restriction shall terminate if such price and terms shall otherwise become public knowledge. In the event that the Reinsurer or its representative are requested or required by

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     oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar process to disclose any terms or information regarding such transfer it may disclose any terms or information regarding such transfer provided, however, that to the extent practicable under the circumstances the Reinsurer shall give the Company reasonable notice of the order or request before making the disclosure provided that such notice can be provided without cost to the Reinsurer. This Section 10.13 shall survive termination of this Assumption Agreement and the Coinsurance Agreement.